808 Wilshire Boulevard, 2nd FloorT: 310.255.7700 Santa Monica, California 90401F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2008 Third Quarter Earnings Results
Reports FFO of $0.33 Per Diluted Share

SANTA MONICA, CALIFORNIA – November 4, 2008 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), announced the release of its financial results for the quarter ended September 30, 2008.

Financial Results
Funds From Operations (FFO) for the three months ended September 30, 2008 totaled $51.1 million, or $0.33 per diluted share, compared to $46.6 million, or $0.29 per diluted share, for the three months ended September 30, 2007. FFO for the nine months ended September 30, 2008 totaled $156.1 million, or $1.00 per diluted share, compared to $141.7 million, or $0.86 per diluted share, for the nine months ended September 30, 2007. The Company reported a GAAP net loss of $9.7 million, or ($0.08) per diluted share, for the three months ended September 30, 2008, compared to a GAAP net loss of $2.8 million, or ($0.03) per diluted share, for the three months ended September 30, 2007. The Company reported a GAAP net loss of $21.6 million, or ($0.18) per diluted share, for the nine months ended September 30, 2008, compared to a GAAP net loss of $7.3 million, or ($0.06) per diluted share, in the first nine months of 2007.

Property Transactions
Subsequent to the end of the quarter, the Company contributed six Class ‘A’ office properties to Douglas Emmett Fund X, LLC (the “Fund”).  The properties, totaling 1.4 million square feet, were originally acquired by the Company on March 26, 2008.

The Fund was formed on October 7, 2008 with initial equity commitments of $300 million.  The Fund’s investment strategy will be to take advantage of real estate opportunities within the Company’s core submarkets using the same disciplined underwriting and leverage principles that have governed acquisitions at Douglas Emmett for more than 20 years.  Upon its final closing, the Fund is expected to range from $500 million to $1 billion in equity commitments including a $150 million commitment from the Company.  The Fund will be the Company’s exclusive investment vehicle, with limited exceptions, and contemplates an investment period of up to 4 years followed by a value creation period of up to 10 years.

Financings and Debt Structure
In connection with the aforementioned property contribution, the Company transferred to the Fund a non-recourse 5-year secured term loan in the amount of $365 million, which was obtained in August 2008.  The term loan bears interest at a floating rate equal to LIBOR plus 165 basis points; interest rate swap contracts effectively fix the rate at 5.515% for the first 4 years.

None of the Company’s current term loan debt matures until 2012, and the interest rate on that debt is fixed by interest rate swap contracts at a weighted average rate of approximately 5.14% per annum.  The Company’s only other loan obligations are (i) its $370 million senior secured revolving credit facility, whose maturity can be extended by the Company until October 30, 2011, and (ii) an $18 million secured acquisition loan whose maturity can be extended by the Company until March 1, 2011.

Company Operations
Total revenues for the three months ended September 30, 2008 increased 15.7% to $153.2 million from $132.5 million for the three months ended September 30, 2007. Operating income increased 7.9% to $40.2 million for the three months ended September 30, 2008 compared to the three months ended September 30, 2007.  Net operating income from the properties owned by the Company in both the third quarter of 2008 and the third quarter of 2007 rose 4.0% on a GAAP basis and 9.2% on a cash basis year over year.

Office: Total revenues from the Company’s office portfolio increased to $135.8 million for the three months ended September 30, 2008, an increase of 18.4% from the three months ended September 30, 2007.  Total office revenues from the same properties owned by the Company in both the third quarter of 2008 and the third quarter of 2007 rose 3.1% on a GAAP basis and 5.6% on a cash basis year-over-year.

As of September 30, 2008, the Company’s office portfolio was 94.0% leased and 93.3% occupied, compared to 94.8% leased and 93.8% occupied at June 30, 2008. The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur. During the quarter, the Company signed 115 new and renewal leases, totaling approximately 514,838 square feet.

Multifamily:  Total revenues from the Company’s multifamily portfolio decreased to $17.4 million for the three months ended September 30, 2008, a decrease of 1.8% from the three months ended September 30, 2007. On a cash basis, total multifamily revenues from the Company’s multifamily portfolio increased by 4.4% to $16.6 million from $15.9 million over the comparable period.  As of September 30, 2008, the Company’s multifamily portfolio was 99.6% leased compared to 99.2% leased at June 30, 2008.

Douglas Emmett Announces
Third Quarter 2008 Company Earnings Results

Dividends
During the quarter, the Company’s Board of Directors declared a quarterly cash dividend of $0.1875 per share. The dividend was paid on October 15, 2008 to shareholders of record as of September 30, 2008. On an annualized basis, this represents a dividend of $0.75 per common share.

Guidance
FFO guidance for the fourth quarter of 2008 is expected to range between $0.32 - $0.34 per diluted share. Therefore, the Company is raising its FFO guidance for the full year of 2008, which is anticipated to range between $1.32 and $1.34 per diluted share.  Additionally, The Company’s guidance excludes any impact from future acquisitions, dispositions, additional equity purchases, debt financings, recapitalizations or similar matters.

Conference Call and Web Cast Information
A conference call to discuss the Company’s 2008 third quarter financial results is scheduled for Wednesday, November 5, 2008 at 2:00 pm Eastern Time or 11:00 am Pacific Time. Interested parties can access the call via the Internet by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 800-240-2430 (domestic) or 303-262-2142 (international).   A replay of the live call will be available via the web site for 90 days. A digital replay will be available through Wednesday, November 12, 2008 at 800-405-2236 (domestic) or 303-590-3000 (international) and using the passcode 11120766.

Supplemental Information
Supplemental financial information for the Company’s 2008 third quarter financial results can be accessed on the Company’s Web site under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. For more information on Douglas Emmett, please visit the Company’s Web site at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Any securities offered in the Fund are not registered under the Securities Act of 1933 and can not be offered or sold in the United States absent registration under that act or an applicable exemption from those registration requirements.  Nothing in the foregoing disclosure constitutes an offer to sell any securities in the Fund, nor a solicitation of an offer to purchase any such securities.

--tables follow--

Douglas Emmett Announces
Third Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2008	December 31, 2007
Assets	(unaudited)
Investments in real estate:
Land	$892,239	$825,560
Buildings and improvements	5,519,479	4,978,124
Tenant improvements and lease intangibles	538,477	460,486
	6,950,195	6,264,170
Less: accumulated depreciation	(426,332)	(242,114)
Net investment in real estate	6,523,863	6,022,056
Cash and cash equivalents	2,155	5,843
Tenant receivables, net	688	955
Deferred rent receivables, net	31,691	20,805
Interest rate contracts	92,223	84,600
Acquired lease intangible assets, net	19,735	24,313
Other assets	33,978	31,396
Total assets	$6,704,333	$6,189,968
Liabilities
Secured notes payable	$3,712,175	$3,080,450
Unamortized non-cash debt premium	21,697	25,227
Interest rate contracts	144,496	129,083
Accrued interest payable	21,933	13,963
Accounts payable and accrued expenses	43,911	48,741
Acquired lease intangible liabilities, net	207,184	218,371
Security deposits	35,891	31,309
Dividends payable	22,814	19,221
Total liabilities	4,210,101	3,566,365

Minority interests	554,048	793,764
Stockholders’ equity
Common stock	1,217	1,098
Additional paid-in capital	2,280,396	2,019,716
Accumulated other comprehensive income	(96,045)	(101,163)
Accumulated deficit	(245,384)	(89,812)
Total stockholders’ equity	1,940,184	1,829,839
Total liabilities and stockholders’ equity	$6,704,333	$6,189,968

Douglas Emmett Announces
Third Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Office rental:
Rental revenues	$112,787	$94,592	$323,016	$279,088
Tenant recoveries	8,335	7,973	22,523	23,138
Parking and other income	14,681	12,137	41,252	34,335
Total office revenues	135,803	114,702	386,791	336,561

Multifamily rental:
Rental revenues	16,483	16,994	50,130	50,387
Parking and other income	950	765	2,698	2,338
Total multifamily revenues	17,433	17,759	52,828	52,725

Total revenues	153,236	132,461	439,619	389,286

Operating Expenses:
Office expenses	39,915	34,086	109,404	100,121
Multifamily expenses	4,238	4,592	12,503	13,943
General and administrative	5,243	5,862	16,257	16,024
Depreciation and amortization	63,611	50,629	184,218	152,244
Total operating expenses	113,007	95,169	322,382	282,332

Operating income	40,229	37,292	117,237	106,954

Other (expense) income	(43)	205	489	659
Interest expense	(52,586)	(41,504)	(145,580)	(118,119)

Loss before minority interests	(12,400)	(4,007)	(27,854)	(10,506)

Minority interests	2,704	1,222	6,230	3,188
Net loss	$(9,696)	$(2,785)	$(21,624)	$(7,318)
Net loss per common share – basic and diluted(1)	$(0.08)	$(0.03)	$(0.18)	$(0.06)
Weighted average shares of common stock outstanding – basic and diluted(1)	121,509	110,956	120,373	113,593

(1)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP), and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of diluted shares on page 6.

Douglas Emmett Announces
Third Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Funds From Operations (FFO) (1):
Net loss	$(9,696)	$(2,785)	$(21,624)	$(7,318)
Depreciation and amortization of real estate assets	63,611	50,629	184,218	152,241
Minority interests	(2,704)	(1,222)	(6,230)	(3,188)
Loss on asset disposition	33	-	65	-
Less: adjustments attributable to minority interest in consolidated joint venture	(151)	-	(313)	-
FFO	$51,093	$46,622	$156,116	$141,735
Weighted average share equivalents outstanding –diluted	156,519	160,625	156,555	164,230

FFO per share – diluted	$0.33	$0.29	$1.00	$0.86

(1)
We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor  the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett Announces
Third Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	Three Months Ended September 30,
	2008	2007	% Change
Same Property Office Statistics
Number of properties	47	47
Rentable square feet	11,636,924	11,635,116
Average % leased	95.2%	95.7%
Average % occupied	94.3%	93.4%

Same Property Multifamily Statistics
Number of properties	9	9
Number of Units	2,868	2,868
Average % leased	99.4%	99.4%

Same Property Net Operating Income - GAAP Basis(1)(3)
Total office revenues	$118,273	$114,702	3.1%
Total multifamily revenues	17,433	17,759	(1.8)
Total revenues	135,706	132,461	2.4

Total office expense	33,937	34,086	(0.4)
Total multifamily expense	4,238	4,592	(7.7)
Total property expense	38,175	38,678	(1.3)

Same Property NOI - GAAP basis	$97,531	$93,783	4.0%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$108,742	$102,934	5.6%
Total multifamily revenues	16,550	15,855	4.4
Total revenues	125,292	118,789	5.5

Total office expense	33,982	34,488	(1.5)
Total multifamily expense	4,238	4,592	(7.7)
Total property expense	38,220	39,080	(2.2)

Same Property NOI - cash basis	$87,072	$79,709	9.2%

NOTE:  See page 8 for a description of same property, cash basis and NOI.

Douglas Emmett Announces
Third Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss)
(unaudited and in thousands)

	Three Months Ended September 30,
	2008	2007
Same property office revenues - cash basis (1)(2)	$108,742	$102,934
GAAP adjustments	9,531	11,768
Same property office revenues - GAAP basis	118,273	114,702
Same property multifamily revenues - cash basis	16,550	15,855
GAAP adjustments	883	1,904
Same property multifamily revenues - GAAP basis	17,433	17,759
Same property revenues - GAAP basis	135,706	132,461
Same property office expenses - GAAP basis	(33,937)	(34,086)
Same property multifamily expenses - GAAP basis	(4,238)	(4,592)
Same property Net Operating Income (NOI)(3) - GAAP basis	97,531	93,783
Non-same property NOI - GAAP Basis	11,552	-
Total property NOI - GAAP basis	109,083	93,783
General and administrative expenses	(5,243)	(5,862)
Depreciation and amortization	(63,611)	(50,629)
Operating income	40,229	37,292
Other (expense) income	(43)	205
Interest expense	(52,586)	(41,504)
Loss before minority interests	(12,400)	(4,007)
Minority interests	2,704	1,222
Net loss	$(9,696)	$(2,785)

(1)
To facilitate a more meaningful comparison of Net Operating Income (“NOI”) – as defined below – between periods, we calculate comparable amounts for a subset of our owned properties referred to as same properties.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI as defined below includes the revenue and expense directly attributable to our real estate properties calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and is specifically labeled as GAAP basis.  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, minority interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

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